Exhibit 10(h)
HARRIS CORPORATION
2005 DIRECTORS’ DEFERRED COMPENSATION PLAN
(AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2009)
     1. PURPOSE. The purposes of this Harris Corporation 2005 Directors’ Deferred Compensation Plan (as may be amended from time to time, this “Plan”) are (a) to establish a method of deferring Directors’ compensation which will aid Harris Corporation in attracting and retaining as members of its Board persons whose abilities, experience and judgment can contribute to the continued progress of the Corporation, (b) to align further the interests of Directors with the interests of the stockholders of the Corporation by crediting for the account of Directors who are not employees of the Corporation or any of its subsidiaries a portion of their Director compensation in a Harris Stock Equivalents Subaccount, and (c) to provide for the elective deferral of payment of all or a portion of any Director Compensation otherwise payable in cash to such Directors. This Plan was originally effective January 1, 2005. The Plan is hereby amended and restated, effective January 1, 2009.
     2. DEFINITIONS. For the purposes of this Plan, the following words and phrases shall have the meanings indicated, unless the context clearly indicates otherwise:
          “Account” shall have the meaning set forth in Paragraph 4(a) of this Plan.
          “Award Date” shall have the meaning set forth in Paragraph 3(a) of this Plan.
          “Board” shall mean the Board of Directors of the Corporation.
          “Change of Control” shall mean any of the following:
          (i) any “person” (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the “Exchange Act”) and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power of the Corporation’s then outstanding securities eligible to vote for the election of the Board (the “Corporation Voting Securities”); provided, however, that the event described in this paragraph (i) shall not be deemed to be a Change of Control by virtue of any of the following acquisitions: (a) by the Corporation or any of its Subsidiaries, (b) by any employee benefit plan sponsored or maintained by the Corporation or any of its Subsidiaries, (c) by any underwriter temporarily holding securities pursuant to an offering of such securities, or (d) pursuant to a Non-Control Transaction (as defined in paragraph (iii));
          (ii) individuals who, on July 1, 2008, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to July 1, 2008, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors who remain on the Board (either by a specific vote or by approval of the proxy statement of the Corporation in which such person is named as a nominee for director, without objection to such nomination) shall also be deemed to be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Corporation as a result of an actual or threatened election contest with respect to directors or any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;
          (iii) the consummation of a merger, consolidation, share exchange or similar form of corporate reorganization of the Corporation or any such type of transaction involving the Corporation or any of its Subsidiaries that requires the approval of the Corporation’s stockholders (whether for such transaction or the issuance of securities in the transaction or otherwise), or the consummation of the direct or indirect sale or other disposition of all or substantially all of the assets, of the Corporation and its Subsidiaries (a “Business Combination”), unless immediately following such Business Combination: (a) more than 80% of the total voting power of the corporation resulting from such Business Combination (including, without limitation, any corporation which directly or indirectly has beneficial ownership of 100% of the Corporation Voting Securities) eligible to elect directors of such corporation is represented by shares that were Corporation Voting Securities immediately prior to such Business Combination (either by remaining outstanding or being converted), and such voting power is in substantially the same proportion as the voting power of such Corporation Voting Securities immediately prior to the Business Combination, (b) no person (other than any publicly traded holding company resulting from such Business Combination, any employee benefit plan sponsored or maintained by the Corporation (or the corporation resulting from such Business Combination)), becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power of the outstanding voting securities eligible to elect directors of the corporation resulting from such Business Combination, and (c) at least a majority of the members of the board of the corporation resulting from such Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies the conditions specified in (a), (b) and (c) shall be deemed to be a (“Non-Control Transaction”) or
          (iv) the stockholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation or the direct or indirect sale or other disposition of all or substantially all of the assets of the Corporation and its Subsidiaries.
     Notwithstanding the foregoing, a Change of Control of the Corporation shall not be deemed to occur solely because any person acquires beneficial ownership of more than 20% of the Corporation Voting Securities as a result of the acquisition of Corporation Voting Securities by the Corporation which reduces the number of Corporation Voting Securities outstanding; provided, that, if after such acquisition by the Corporation such person becomes the beneficial owner of additional Corporation Voting Securities that increases the percentage of outstanding Corporation Voting Securities beneficially owned by such person, a Change of Control of the Corporation shall then occur.
               “Code” shall mean the Internal Revenue Code of 1986, as amended.
               “Common Stock” shall mean the common stock of Harris Corporation, par value $1.00 per share, or such other class of shares or securities as to which this Plan may be applicable pursuant to Paragraph 4(b)(v) of this Plan.
               “Corporate Secretary” shall mean the Corporate Secretary of the Corporation.

          “Corporation” shall mean Harris Corporation, its successors, and any organization into which or with Harris Corporation may merge or consolidate or to which all or substantially all of its assets may be transferred.
          “Director” shall mean a member of the Board.
          “Director Compensation” shall mean all amounts payable for services (excluding expense reimbursement) as a Director including as applicable: (i) the annual retainer fee payable to a Director as compensation for services in that capacity; (ii) the fees payable for service on any committee of the Board; (iii) the fees payable for serving as a chairperson of any committee; and (iv) the fees payable for attendance at Board and committee meetings or other events at the request or on behalf of the Corporation.
          “Elective Deferred Stock Units” shall have the meaning set forth in Paragraph 4(b)(ii) of this Plan.
          “Exchange Act” shall have the meaning set forth in the definition of “Change of Control”.
          “Fair Market Value” shall mean the closing price of the Common Stock as reported on the New York Stock Exchange consolidated transactions reporting system on the applicable date or, if no such closing price is available on such date, on the preceding date on which such closing price is available, or if the Common Stock is not traded on the New York Stock Exchange, the closing price of the Common Stock as quoted on the NASDAQ or the national stock exchange on which the Common Stock is traded, as reported by such source as the Board shall determine.
          “Harris Stock Equivalent” shall mean a unit of value equal to one share of Common Stock.
          “Harris Stock Equivalents Subaccount” shall have the meaning set forth in Paragraph 4(a) of this Plan.
          “Investment Funds” shall have the meaning set forth in Paragraph 4(a) of this Plan.
          “Non-Elective Deferred Units” shall have the meaning specified in Paragraph 3(a) of this Plan.
          “Non-Employee Director” shall mean a Director who is not an employee of the Corporation or one of its Subsidiaries.
          “Plan” shall mean this 2005 Directors’ Deferred Compensation Plan, as it may be amended from time to time.
          “Retirement Investment Subaccounts” shall have the meaning set forth in Paragraph 4(a) of this Plan.
          “Retirement Plan” shall mean the Harris Corporation Retirement Plan, as amended from time to time.

          “Section 16(b)” shall have the meaning set forth in Paragraph 3(c) of this Plan.
          “Separation from Service” shall have the meaning set forth in Treasury Regulation §1.409A-1(h) (without regard to any permissible alternative definition thereunder).
          “Subsidiary” shall mean any corporation, association, partnership, joint venture, or other business entity of which 50% or more of the voting stock or other equity interests (in the case of entities other than corporations), is owned or controlled, directly or indirectly, by the Corporation or by one or more Subsidiaries of the Corporation, or by a combination thereof.
          “Units” shall have the meaning set forth in Paragraph 4(b)(ii) of this Plan.
     3. DEFERRED COMPENSATION.
          (a) NON-ELECTIVE DEFERRAL OF HARRIS STOCK EQUIVALENTS. On January 1, April 1, July 1, and October 1 (each such day an “Award Date”) of each year, commencing April 1, 2005, the Corporation shall credit the Harris Stock Equivalents Subaccount of each Non-Employee Director with a number of Harris Stock Equivalents having a Fair Market Value equal to $24,000. All such Harris Stock Equivalents credited under this Paragraph 3(a) shall be referred to herein as “Non-Elective Deferred Units,” and shall be in consideration of such Non-Employee Director’s service on the Board during the preceding calendar quarter. The Fair Market Value of Harris Stock Equivalents to be credited on an Award Date may be changed from time to time by resolution duly adopted by the Board. For any person who served as a Non-Employee Director for only a portion of the preceding calendar quarter, a pro rata portion of the quarterly amount that would have been credited to such Non-Employee Director’s Harris Stock Equivalents Subaccount had he or she served as a Non-Employee Director for the full calendar quarter shall be credited to such Non-Employee Director’s Harris Stock Equivalents Subaccount based on the number of days in the calendar quarter that such person served as a Non-Employee Director.
          (b) ELECTIVE DEFERRAL OF COMPENSATION. (i) Any Non-Employee Director may at any time prior to the commencement of a calendar year elect to defer under this Plan all or a portion of any component (for example, annual retainer, committee retainers, chairperson retainers, Board or committee meeting fees, etc.) of the Director Compensation (other than such compensation which is deferred pursuant to Paragraph 3(a)) to which the Non-Employee Director may be entitled for services rendered with respect to such calendar year by filing a written election with the Corporate Secretary. Any Non-Employee Director who newly is elected as a Director and who was not a Non-Employee Director at any time during the twenty-four month period prior to the commencement of his or her term, may elect to defer, within thirty (30) days following such commencement, all or a portion of any component of the Director Compensation to which such Non-Employee Director may be entitled for services rendered after such deferral election.
          (ii) Each of the foregoing elective deferral elections under this Paragraph 3(b) shall be made by written notice executed by the Non-Employee Director and delivered to the Corporate Secretary, specifying the year or years with respect to which the election shall apply and the amount or component of Director Compensation (other than such compensation which is deferred pursuant to Paragraph 3(a)) to be deferred for such year or years. An elective deferral under this Plan with respect to any calendar year shall be irrevocable after commencement of such calendar year or, in the case of a new Director who was not a Non-Employee Director at any time during the twenty-four month period prior to commencement of his or her term, at the time the elective deferral election is made. Each election shall continue in effect for succeeding calendar years unless the Non-Employee Director terminates or changes such election by written notice filed with the Corporate Secretary. Any such termination or change shall become effective as of the first day of the calendar year following the calendar year in which such notice is given and only with respect to Director Compensation earned for service as a Non-Employee Director in such following calendar year and thereafter.
          (c) PAYMENT FORM AND TIME. Payment of a Director’s Account will commence in the form and upon the date elected by the Director within thirty (30) days of the commencement of his or her initial term as a Non-Employee Director. The Director’s distribution election must specify whether payment of the Director’s Account shall be made either in (i) a cash lump sum on a date certain within five (5) years following the Director’s Separation from Service; or (ii) annual substantially equal installments over a designated number of years beginning on a date certain within five (5) years following the Director’s Separation from Service, provided that the Account is fully paid within ten (10) years of the Director’s Separation from Service. If no timely distribution election is made, the Director shall be deemed to have elected that amounts credited to the Director’s Account shall be paid in a cash lump sum on the January 15th (or as soon as practicable thereafter during the same calendar year) following the calendar year in which the Director Separates from Service. A Director’s distribution election shall apply to all amounts credited to a Director’s Account and all earnings thereon (whether attributable to Non-Elective Deferred Units or amounts of Director Compensation that the Director elected to defer pursuant to Paragraph 3(b)) regardless of the year in which the amounts were deferred or credited. Annual payments shall be made no earlier than January 1 and no later than January 15 of the applicable year. Until a Director’s Account has been completely distributed, earnings and losses on the unpaid balance thereof shall be allocated as provided in Paragraph 4 below. All amounts in a Director’s Account, including amounts allocated to the Harris Stock Equivalents Account, shall be paid in cash.
          Notwithstanding any provision of this Paragraph 3(c) to the contrary: (A) if advisable to avoid exposing a Director to a claim for recovery of short swing profits under Section 16(b) of the Exchange Act (“Section 16(b)”), prior to the payment of the amount reflected in the Director’s Account, such payment must be approved in advance by the Board or a committee comprised solely of “non-employee directors” as defined in Rule 16(b)-3(b)(3) under the Exchange Act, as amended, and (B) in the case of a Director who is a “Specified Employee” under the Harris Corporation Specified Employee Policy for 409A Arrangements at the time of her or his Separation from Service, no payments of the Director’s Account shall be made or commence prior to the date which is six (6) months after the date of the Director’s Separation from Service (or, if earlier than the end of such six-month period, the date of the Director’s death). The amount of any payment that otherwise would be paid to the Director under this Plan during this six-month period instead shall be paid to the Director on the first business day coincident with or next following the date that is six months and one day following the date of the Director’s Separation from Service or, if earlier, within ninety (90) days following the death of the Director.
     4. ACCOUNTS. (a) GENERAL. On each Award Date, any Director Compensation (other than Non-Elective Deferred Units) earned subsequent to the prior Award Date that is deferred under the terms of this Plan shall be credited to an account (“Account”) which shall be established and maintained for such Director as a special ledger account on the Corporation’s books. A Director’s Account shall consist of a Harris Stock Equivalents Subaccount (“Harris Stock Equivalents Subaccount”) and a number of other subaccounts (sometimes referred to herein as “Retirement Investment Subaccounts”) equal to the number of investment funds available from time to time under the Retirement Plan (other than the Harris Stock Fund), as set forth on Exhibit A hereto, as such exhibit may be amended from time to time. The investment funds set forth on Exhibit A, as amended from time to time, and Harris Stock Equivalents are sometimes referred to as the “Investment Funds”. Subject to the provisions of Paragraph 4(b) below for investments credited to the Harris Stock Equivalents Subaccount, a Non-Employee Director may elect that his or her future Director Compensation (other than Non-Elective Deferred Units), Retirement Investment Subaccount or Harris Stock Equivalents Subaccount be deemed to be invested in 1.0% increments (or in such other increments as are permitted under the Retirement Plan) in any of the Investment Funds and may change his or her investment elections in a manner consistent with the changing of investment elections as set forth in the Retirement Plan. Amounts deferred by a Non-Employee Director (other than Non-Elective Deferred Units) shall be deemed to be invested in an age-appropriate Lifecycle Fund as available under the Retirement Plan until the Director makes a valid investment election pursuant to this Paragraph 4(a). Earnings and losses with respect to a Director’s Account shall be allocated to such Account with the same frequency and in the same manner as allocations under the Retirement Plan. Exhibit A hereto shall, without further action of the Board, be deemed to be automatically amended to reflect changes, modifications or amendments to investment funds offered under the Retirement Plan.
          (b) SPECIAL RULES CONCERNING HARRIS STOCK EQUIVALENTS SUBACCOUNTS. Notwithstanding any other provision of this Plan to the contrary, the following rules shall apply to investments credited to the Harris Stock Equivalents Subaccounts (including, as appropriate, Non-Elective Deferred Units credited to the Harris Stock Equivalents Subaccount of a Director’s Account pursuant to Paragraph 3(a)).
          (i) RESTRICTIONS ON INTRA-PLAN TRANSFERS INTO AND OUT OF THE HARRIS STOCK EQUIVALENTS SUBACCOUNTS. A Director may not make an election to transfer or reallocate amounts invested in any of the Director’s Retirement Investment Subaccounts into the Director’s Harris Stock Equivalents Subaccount. Subject to any restrictions imposed by Section 16(b), amounts invested in the Harris Stock Equivalents Subaccount, including Non-Elective Deferred Units, may thereafter be reallocated to any Retirement Investment Subaccount by the Director only if any such reallocation does not cause the Director to fail to satisfy the Corporation’s minimum stock ownership guidelines applicable to such Director.
          (ii) VALUE OF HARRIS STOCK EQUIVALENTS. Amounts of Director Compensation deferred by a Director hereunder which the Director elects to be invested in Harris Stock Equivalents shall, unless such amount is payable on an Award Date, be credited to the Director’s Harris Stock Equivalents Subaccount on the first day of the month following the calendar month in which such amount would be payable. The Corporation shall credit a Director’s Harris Stock Equivalents Subaccount with that number of Units (including fractions) obtained by dividing such amounts by the Fair Market Value of a share of Common Stock on the date such amounts are credited to the Director’s Harris Stock Equivalents Subaccount (such Harris Stock Equivalents are sometimes referred to herein as “Elective Deferred Stock Units”). In the case of Non-Elective Deferred Units, each Director’s Harris Stock Equivalents Subaccount shall be credited with a number of Non-Elective Deferred Units on each Award Date as set forth in Paragraph 3(a).

Elective Deferred Stock Units and Non-Elective Deferred Units are sometimes referred to collectively as “Units”.
          (iii) EARNINGS ON HARRIS STOCK EQUIVALENTS. A Director’s Harris Stock Equivalents Subaccount shall be credited with the amount of cash dividends payable with respect to that number of shares of Common Stock equal to the number of Units (including fractions) credited to such subaccount on the date on which dividend payments are credited under the Retirement Plan (which may be the ex-dividend date). The amount of cash dividends so credited shall then be converted into Units in the manner described above using the Fair Market Value on the same day, and in a manner consistent with the Retirement Plan.
          (iv) REALLOCATIONS OF FUTURE INVESTMENTS INTO HARRIS STOCK EQUIVALENTS SUBACCOUNT. Subject to any restrictions imposed by Section 16(b), changes in investment elections with respect to future crediting of Director’s Compensation into the Harris Stock Equivalents Subaccount may be made at the Director’s discretion, except that a Director shall have no investment discretion with respect to the future crediting of Non-Elective Deferred Units.
          (v) ADJUSTMENTS TO AVOID DILUTION, ETC. In the event of any stock dividend or split, recapitalization, merger, consolidation, spin-off, extraordinary dividends, combination or exchange of shares or other similar event, the value and attributes of each Unit shall be appropriately adjusted so that the proportionate interest of the Directors shall be maintained as before the occurrence of such event. The adjustment to each Unit shall be made to the same extent as if such Units were issued and outstanding shares of Common Stock. Such adjustments shall be made by the Board and shall be conclusive and binding for all purposes of the Plan.
          (vi) CASH DISTRIBUTIONS. Distributions from a Director’s Harris Stock Equivalents Subaccount shall be made in cash with the amount of cash to be paid on account of each Unit being determined by reference to the Fair Market Value on the last day of the month preceding the date of distribution.
          (vii) NO RIGHTS AS SHAREHOLDER. A Director shall not have any rights as a stockholder of the Corporation with respect to any Units credited to the Director’s Harris Stock Equivalents Subaccount.
     5. SUBSEQUENT ELECTIONS.
          (a) IN GENERAL. A Director may modify his or her election as to the form or time of payment of the Director’s Account at any time at least twelve (12) months before the date of the previously elected payment date (or payment commencement date) and the newly elected payment date (or payment commencement date) must be at least five (5) years after the previously elected payment date (or payment commencement date); provided, however, that (a) such modification shall not become effective until one (1) year after the modification is filed with the Corporate Secretary, (b) the Account shall be fully paid within ten (10) years of the Director’s Separation from Service, (c) no such modification shall be made without the prior approval of the Board or a committee comprised solely of “non-employee directors” as defined in Rule 16b-3(b)(3) under the Exchange Act, as amended from time to time, if such approval is advisable to avoid exposing a Director to a claim for recovery of short swing profits under Section 16(b) and (d) any change in payment form or time shall not accelerate the schedule of payments in violation of Section 409A of the Code. A subsequent election pursuant to this Paragraph 5(a) shall be delivered to the Corporate Secretary in the manner prescribed by the Corporate Secretary and upon such delivery shall be irrevocable; provided, however, that any such subsequent election that violates any of the restrictions set forth in this Paragraph 5(a) shall be void and of no effect to the extent of such violation.
          (b) SPECIAL TRANSITION ELECTION. Notwithstanding Paragraph 5(a) or any other provision of the Plan to the contrary, at a time determined by the Board or a committee of the Board designated by the Board, but no later than December 31, 2008 (or any later date permitted under transition rules under Section 409A of the Code), a Director shall be permitted to modify her or his prior election as to the form and time of payment of the Director’s Account, subject to rules and procedures established by the Board or such committee and all requirements of Section 409A of the Code and guidance provided thereunder.
     6. PAYMENTS IN CONNECTION WITH CHANGE OF CONTROL. Notwithstanding anything contained in this Plan to the contrary, no later than ninety (90) days following a Change of Control that qualifies as a “change in control event” within the meaning of Treasury Regulation § 1.409A-3(i)(5), the Corporation shall pay to each Director (or former Director), in a cash lump sum, the then remaining balance of the Director’s Account. This Paragraph may not be amended, altered or modified following such a Change of Control.
     7. PAYMENT IN THE EVENT OF DEATH. Notwithstanding any other provision in this Plan, in the event a Director or former Director dies prior to receiving payment of the entire amount of her or his Account, the unpaid balance shall be paid to such beneficiary as the Director may have designated in a written notice delivered to the Corporate Secretary as the person, firm or trust to receive any such post-death distribution under this Plan or, in the absence of such written designation, to the Director’s legal representative or any person, firm or organization designated in her or his last will to receive such distribution. Distribution subsequent to the death of a Director shall be made in a lump sum as soon as is reasonably practicable, but no later than ninety (90) days after the date of the Director’s death.
     8. NON-ASSIGNABILITY. None of the rights or interests of any Director or former Director in (a) amounts of Director Compensation deferred under this Plan; or (b) Non-Elective Deferred Units shall be assignable or transferable in whole or in part, either voluntarily or by operation of law or otherwise, and shall not be subject to payment of debts by execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner.
     9. FUNDING.
          (a) PLAN TO BE UNFUNDED. Except as otherwise required by Paragraph 9(b), the Corporation shall be under no obligation to acquire, segregate, or reserve any funds or other assets for purposes relating to this Plan and no Director or former Director shall have any rights whatsoever in or with respect to any funds or other assets held by the Corporation for purposes of this Plan or otherwise. Accounts maintained for purposes of this Plan shall merely constitute bookkeeping records of the Corporation and shall not constitute any allocation whatsoever of any assets of the Corporation or be deemed to create any trust or special deposit with respect to any of the Corporation’s assets.

          (b) FUNDING OF RABBI TRUST. No later than the date on which a Change of Control occurs, (i) the Corporation shall maintain a rabbi trust (the “Trust”) as hereinafter described; and (ii) the Corporation shall contribute to the Trust in cash or other liquid assets acceptable to the trustee of the Trust (A) an amount equal to the total value of the Directors’ Accounts as of the date on which the Change of Control occurs; plus (B) the amount of the Trust administration and trustee fees and expenses (including the fees and expenses of any agent of the trustee) which the trustee reasonably expects to be incurred over the life of the Trust. The terms of the Trust shall generally follow the model rabbi trust set forth in IRS Revenue Procedure 92-64, except that (1) the Trust shall be irrevocable from the date of its creation; (2) the Trust shall be non-amendable by the Corporation except with the consent of the Directors and former Directors or their respective legal representatives; (3) the power to direct the investment of the Trust assets shall be held by the Corporation; (4) the Corporation shall remain liable for the payment of the Directors’ Accounts under the Plan to the extent there is any shortfall of assets under the Trust; (5) the initial trustee and any successor thereto shall be a bank or trust company with shareholder equity of at least $1.0 billion; and (6) neither the Trust nor its assets shall be located or transferred outside the United States.
     10. MISCELLANEOUS. The Board, and any committee of the Board designated by the Board, shall in its sole discretion, have the complete authority to interpret this Plan, to adopt rules for carrying out the purposes of this Plan and to make all other determinations necessary or advisable for the administration of this Plan. The Board or the relevant committee, if applicable, may delegate any of its responsibilities, powers, or duties under this Plan to any person or committee. The Board, any committee of the Board, and any officer of the Corporation charged with responsibility for the administration and operation of this Plan may rely upon information supplied to them by the officers of the Corporation and by any public accountants retained by the Corporation. No member of the Board nor any officer of the Corporation charged with responsibility for the administration and operation of this Plan shall be liable, except in circumstances involving his or her bad faith, for any act or action, whether of commission or omission, taken by any other member or by any other officer, agent, or employee, for anything done or omitted to be done. The Board by duly adopted resolution may from time to time amend, suspend, terminate or reinstate any or all of the provisions of this Plan, except that no such amendment, suspension or termination shall adversely affect the Account of any Director or former Director as it existed immediately before such amendment, suspension or termination or the manner of distribution thereof, unless such Director or former Director shall have consented thereto in writing. This Plan shall be construed and governed by the laws of Delaware.
     11. COMPLIANCE WITH SECTION 409A OF THE CODE. To the extent applicable, it is intended that this Plan comply with the provisions of Section 409A of the Code. The Plan shall be administered in a manner consistent with this intent, and any provision that would cause the Plan to fail to satisfy Section 409A of the Code shall have no force and effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Corporation without the consent of the participants in the Plan). Notwithstanding the foregoing, no particular tax result for a Director with respect to any income recognized by the Director in connection with the Plan is guaranteed under the Plan, and the Director shall be responsible for any taxes imposed on the Director in connection with this Plan.

     IN WITNESS WHEREOF, Harris Corporation does hereby adopt this amendment and restatement of the 2005 Directors’ Deferred Compensation Plan effective as of January 1, 2009.

HARRIS CORPORATION

Date:	December 30, 2008	By:	/s/	Jeffrey S. Shuman

Jeffrey S. Shuman

		Title:		Vice President, Human Resources
and Corporate Relations

ATTEST:

/s/ Scott T. Mikuen Secretary

EXHIBIT A

Harris Stock Equivalents	Money Market Fund
Balanced Fund	Passive Aggregate Strategy Fund
Equity Income Fund	Global Technology Fund
Growth Fund	Russell 2000 Growth Index Strategy Fund
Index Equity Fund	Small Cap Value Fund
International Equity Fund	Stable Value Fund
LifeCycle Fund	Wilshire 4500 Index Strategy Fund

A-1